Exhibit 99.1

Date: May 5, 2010	Media Contact:
Michael Kinney 732-938-1031 mkinney@njresources.com Investor Contact:
Dennis Puma 732-938-1229 dpuma@njresources.com
NEW JERSEY RESOURCES REPORTS FISCAL 2010 SECOND-QUARTER EARNINGS;
REAFFIRMS FISCAL 2010 GUIDANCE
WALL, NJ — New Jersey Resources (NYSE:NJR) today reported earnings for the second quarter of fiscal 2010 and reaffirmed its guidance for fiscal 2010.
A reconciliation of NJR’s net income to net financial earnings for the three and six months ended March 31 in fiscal years 2010 and 2009 is provided below:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2010	2009	2010	2009
Net income	$74,217	$31,988	$126,119	$60,260
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(7,845)	25,763	(11,950)	31,879
Effects of economic hedging related to natural gas, net of taxes	(2,361)	14,677	(22,745)	12,767

Net financial earnings	$64,011	$72,428	$91,424	$104,906

Weighted Average Shares Outstanding
Basic	41,418	42,305	41,517	42,238
Diluted	41,726	42,693	41,824	42,598

Basic earnings per share	$1.79	$0.76	$3.04	$1.43

Basic net financial earnings per share	$1.55	$1.71	$2.20	$2.48

Net financial earnings is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States as it excludes all unrealized, and certain realized, gains and losses associated with derivative instruments. For further discussion of this financial measure, as well as reconciliation to the most comparable GAAP measure, please see the explanation below under “Additional Non-GAAP Financial Information.”
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NEW JERSEY RESOURCES REPORTS FISCAL 2010 SECOND-QUARTER EARNINGS;
REAFFIRMS FISCAL 2010 GUIDANCE

•	NJR Net Financial Earnings Decrease
Year-to-date net financial earnings at NJR totaled $91.4 million, or $2.20 per share, compared with $105 million, or $2.48 per share, during the same period last year. For the three-month period ending March 31, 2010, net financial earnings were $64 million, compared with $72.4 million during the same period last year. The decrease is due primarily to lower results at NJR Energy Services (NJRES), partially offset by improved earnings from the company’s investment in the Steckman Ridge storage project.
“Despite the challenges posed by a changing market, we are making steady progress toward the 19th consecutive year of improved financial performance for our shareowners,” said Laurence M. Downes, chairman and CEO of NJR. “Our employees continue to provide real value to all our stakeholders, and affirm our reputation for providing consistent results.”
•	Net Financial Earnings Guidance Reaffirmed
Subject to the factors discussed at the end of this release under “Forward-Looking Statements,” NJR is reaffirming the net financial earnings guidance of $2.45 to $2.55 per basic share announced in a Form 8-K filed April 13, 2010. Though quarterly and fiscal year-to-date net financial earnings are lower when compared with the same periods last year, the company expects that net financial earnings for the third and fourth fiscal quarters of 2010 will compare favorably with NJR’s performance in those same periods in fiscal 2009. The improvement in the second half of the fiscal year is expected to be due to a partial reversal of the timing of gross margin from NJNG’s incentive programs, continued customer growth, the impact of recent regulatory initiatives such as the Accelerated Infrastructure Program at NJNG, the earnings contribution from NJR’s Steckman Ridge investment and lower expenses at NJRES.
Overall, NJR expects New Jersey Natural Gas (NJNG) to be the major contributor to fiscal 2010 net financial earnings, accounting for 60 to 70 percent of the total. In addition, NJR estimates that the contribution from NJRES will continue to be approximately 20 to 30 percent. Midstream Assets is expected to contribute between 5 and 10 percent of total fiscal 2010 net financial earnings.
•	New Jersey Natural Gas Update
Fiscal 2010 year-to-date earnings at NJNG were $64 million, compared with $64.7 million for the first six months of fiscal 2009. For the three months ended March 31, 2010, earnings were $40.5 million, compared with $41.6 million in the same period last year. The decrease in both periods is due primarily to lower utility gross margin generated through gas supply incentive programs, which is expected to partially reverse in the third and fourth quarters.
New customer growth has been spurred by the price advantage natural gas continues to hold over other home heating fuels. During the first six months of fiscal 2010, NJNG added 2,491 new customers. Of these, 1,241 converted from other fuels. Additionally, 284 existing customers added natural gas heat and other services. These new customers are expected to contribute approximately $1.3 million to utility gross margin annually.
•	Midstream Assets Continues Growth
Net income from Midstream Assets more than doubled during the first six months of fiscal 2010 with earnings of $3.4 million compared with $1.2 million over the same six-month period last year. Second quarter earnings in fiscal 2010 were $1.5 million, compared with $725,000 in fiscal 2009. The increase reflects ongoing operations at Steckman Ridge, the primary contributor to this segment.
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NEW JERSEY RESOURCES REPORTS FISCAL 2010 SECOND-QUARTER EARNINGS;
REAFFIRMS FISCAL 2010 GUIDANCE

Steckman Ridge is a 12 billion cubic feet working gas storage facility located in Southwestern Pennsylvania, an area abundant in natural gas supplies. Its strategic location provides proximity to companies needing a place to store natural gas extracted from the Marcellus Shale, as well as the Northeast region, a large user of natural gas.
•	Utility Offers Bill Credits, Regulatory Filings
Due to declining wholesale natural gas prices, NJNG notified the Board of Public Utilities (BPU) it would provide customers with bill credits in February, March and April. A total of nearly $57 million was expected to be returned to customers during the three-month period, saving the average residential customer approximately 9.5 percent of their total annual bill.
Additionally, NJNG filed with the BPU for approval to implement a series of energy-efficiency and renewable energy programs for residential and commercial customers designed to help customers save money and energy, reduce greenhouse gas emissions and stimulate market growth. The proposed programs build upon the existing SAVEGREEN Project™ by expanding the number of appliances covered and providing rebates as high as $2,000 for WARM and COOLAdvantage participants, as well as affordable financing options for energy-efficient home improvements. The filing also requests approval of a program to provide financial assistance to certain income-eligible households that wish to convert to natural gas. An expanded program for commercial customers offers enhanced rebates and promotes Combined Heat and Power projects, which draw heat and electricity from a single source such as natural gas. In addition, NJNG would also launch a Solar Energy Program that provides NJNG’s residential customers the ability to lease solar panels for their home with no upfront costs or maintenance fees. If approved, the programs would commence in October 2010, but would have no impact to customer bills until October 2011.
NJNG has proposed that these programs run for three years from the date of BPU approval. If fully subscribed, the company’s investment would be approximately $102 million to be recovered through NJNG’s current energy-efficiency rider. NJNG would recover the program costs over 15 years at its weighted average cost of capital of 7.76 percent, which includes a 10.3 percent return on shareowner equity.
•	NJR Energy Services Second-Quarter Results
NJRES, NJR’s wholesale energy subsidiary, reported net financial earnings for the six-month period ending March 31, 2010 of $26 million compared with $40.5 million in the same period last year. Net financial earnings for the second quarter of fiscal 2010 were $23.5 million compared with $31.1 million in the same period last year. The decreases were due primarily to a decline in the value of transportation spreads as storage supplies proved adequate to supply the 2009-2010 winter heating season, which was about 1.5 percent warmer than normal. Additionally, natural gas prices were significantly lower than in prior years and supplies abundant, resulting in lower volatility in the wholesale market and fewer opportunities for asset optimization.
•	NJR Home Services Announces New Solar Leasing Program
NJR Home Services, an unregulated subsidiary of NJR, announced it will offer homeowners the opportunity to lease solar panels for about $52 per month for a six-kilowatt system over a 20-year period. The initial offer available to approximately 130 residential customers would result in company
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NEW JERSEY RESOURCES REPORTS FISCAL 2010 SECOND-QUARTER EARNINGS;
REAFFIRMS FISCAL 2010 GUIDANCE

investments up to $4 million, assuming full participation. These investments will qualify the company for a 30 percent federal investment tax credit along with any available rebates from New Jersey’s Clean Energy Program. The current rebate for residential units is $1.35 per kilowatt. In addition, the energy produced will generate Solar Renewable Energy Certificates (SRECs), which can be sold to electric Load Serving Entities in New Jersey to meet their renewable energy requirements.
Webcast Information
NJR will host a live webcast to discuss its financial results today at 9 a.m. ET. A few minutes prior to the webcast, go to www.njliving.com and select “New Jersey Resources” from the top navigation bar. Choose “Investor Relations,” then click just below the microphone under the heading “Latest Webcast” on the Investor Relations home page.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, rate of customer growth, volatility of natural gas commodity prices and its impact on customer usage and NJR Energy Services operations, changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to the company, conditions in the credit markets and their potential impact on the company’s access to capital and borrowing costs, the company’s ability to comply with its debt covenants, increased interest costs resulting from failures in the market for auction rate securities, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, changes in the costs of providing pension and post-employment benefits to current and former employees, the company’s ability to maintain effective internal controls, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), the outcome of any future base rate cases, fluctuations in energy-related commodity prices, customer conversions, other marketing efforts, actual energy usage patterns of NJNG’s customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, an adequate number of appropriate counterparties, sufficient liquidity in the energy trading market, the disallowance of recovery of environmental-related expenditures, environmental and other litigation and other uncertainties, the effects and impacts of inflation, change in accounting pronouncements issued by the appropriate standard setting bodies and terrorist attacks or threatened attacks on energy facilities or unrelated energy companies. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events. More detailed information about these factors is set forth under the heading “Risk Factors” in NJR’s filings with the Securities and Exchange Commission (SEC) including its most recent Form 10-K.
Non-GAAP Financial Information
This press release includes the non-GAAP measures net financial earnings (losses), financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly
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NEW JERSEY RESOURCES REPORTS FISCAL 2010 SECOND-QUARTER EARNINGS;
REAFFIRMS FISCAL 2010 GUIDANCE

comparable financial measures calculated and reported in accordance with GAAP, can be found below. As an indicator of the company’s operating performance, these measures should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP.
Net financial earnings (losses) and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at NJRES. Volatility associated with the change in value of these financial and physical commodity contracts is reported in the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently as opposed to when the planned transaction ultimately is settled. NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales and other taxes and regulatory rider expenses, which are key components of the company’s operations that move in relation to each other. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of the company’s performance. Management believes these non-GAAP measures are more reflective of the company’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Form 10-K, Item 7.
About New Jersey Resources
New Jersey Resources, a Fortune 1000 company, provides reliable energy and natural gas services including transportation, distribution, and asset management in states from the Gulf Coast to the New England regions, including the Mid-Continent region, the West Coast and Canada, while investing in and maintaining an extensive infrastructure to support future growth. With over $2.5 billion in annual revenues, NJR safely and reliably operates and maintains 6,700 miles of natural gas transportation and distribution infrastructure to serve nearly half a million customers; develops and manages a diverse portfolio of nearly 2.3 Bcf/day of transportation capacity and more than 50 Bcf of storage capacity; and provides appliance installation, repair and contract service to approximately 144,000 homes and businesses. Additionally, NJR holds investments in midstream assets through equity partnerships including Steckman Ridge and Iroquois. Through Conserve to Preserve®, NJR is helping customers save energy and money by promoting conservation and encouraging efficiency. For more information about NJR, visit www.njliving.com.
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Reconciliation of Non-GAAP Performance Measures
NEW JERSEY RESOURCES
A reconciliation of Net income at NJR to net financial earnings, is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2010	2009	2010	2009
Net income	$74,217	$31,988	$126,119	$60,260
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(7,845)	25,763	(11,950)	31,879
Effects of economic hedging related to natural gas, net of taxes	(2,361)	14,677	(22,745)	12,767

Net financial earnings	$64,011	$72,428	$91,424	$104,906

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	41,418	42,305	41,517	42,238
DILUTED	41,726	42,693	41,824	42,598

Basic net financial earnings per share	$1.55	$1.71	$2.20	$2.48

ENERGY SERVICES
The following table is a computation of financial margin at Energy Services:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2010	2009	2010	2009
Operating revenues	$494,889	$472,763	$842,366	$935,857
Gas purchases	434,537	475,989	731,994	916,666
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(15,493)	34,348	(23,235)	36,165
Effects of economic hedging related to natural gas inventory	(3,773)	24,072	(36,886)	19,797

Financial margin	$41,086	$55,194	$50,251	75,153

A reconciliation of Operating income at Energy Services, the closest GAAP financial measurement, to the financial margin is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2010	2009	2010	2009
Operating income (loss)	$57,205	($7,741)	$102,395	$9,936
Add:
Operation and maintenance expense	2,745	3,868	6,978	8,228
Depreciation and amortization	49	51	99	102
Other taxes	353	596	900	925

Subtotal — Gross margin	$60,352	(3,226)	$110,372	19,191
Add:
Unrealized (gain) loss on derivative instruments and related transactions	(15,493)	34,348	(23,235)	36,165
Effects of economic hedging related to natural gas inventory	(3,773)	24,072	(36,886)	19,797

Financial margin	$41,086	$55,194	$50,251	$75,153

ENERGY SERVICES (continued)
A reconciliation of Energy Services Net income to net financial earnings, is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2010	2009	2010	2009
Net income (loss)	$35,441	($4,540)	$63,085	$6,342
Add:
Unrealized (gain) loss on derivative instruments and related transactions, net of taxes	(9,563)	20,941	(14,329)	21,352
Effects of economic hedging related to natural gas, net of taxes	(2,361)	14,677	(22,745)	12,767

Net financial earnings	$23,517	$31,078	$26,011	$40,461

Retail and Other
A reconciliation of Retail and Other Net income to net financial earnings, is as follows:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2010	2009	2010	2009
Net (loss)	($3,244)	($5,785)	($4,206)	($11,923)
Add:
Unrealized loss on derivative instruments, net of taxes	1,748	4,822	2,251	10,527

Net financial (loss)	($1,496)	($963)	($1,955)	($1,396)

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2010	2009	2010	2009
OPERATING REVENUES
Utility	$430,706	$469,261	$689,181	$810,169
Nonutility	487,640	468,255	838,711	928,651

Total operating revenues	918,346	937,516	1,527,892	1,738,820

OPERATING EXPENSES
Gas purchases
Utility	276,104	314,091	431,054	544,543
Nonutility	427,273	473,827	721,716	914,465
Operation and maintenance	37,018	37,365	73,309	73,773
Regulatory rider expenses	21,184	20,744	34,857	34,305
Depreciation and amortization	7,931	7,508	15,800	14,869
Energy and other taxes	26,824	31,981	43,759	55,614

Total operating expenses	796,334	885,516	1,320,495	1,637,569

OPERATING INCOME	122,012	52,000	207,397	101,251
Other income	1,028	1,058	2,147	1,916
Interest expense, net	5,291	4,219	10,708	10,766

INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	117,749	48,839	198,836	92,401
Income tax provision	45,258	17,638	76,187	33,442
Equity in earnings of affiliates, net of tax	1,726	787	3,470	1,301

NET INCOME	$74,217	$31,988	$126,119	$60,260

EARNINGS PER COMMON SHARE
BASIC	$1.79	$0.76	$3.04	$1.43
DILUTED	$1.78	$0.75	$3.02	$1.41

DIVIDENDS PER COMMON SHARE	$0.34	$0.31	$0.68	$0.62

AVERAGE SHARES OUTSTANDING
BASIC	41,418	42,305	41,517	42,238
DILUTED	41,726	42,693	41,824	42,598

NEW JERSEY RESOURCES

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2010	2009	2010	2009
Operating Revenues
Natural Gas Distribution	$438,753	$469,261	$697,228	$810,169
Energy Services	494,889	472,763	842,366	935,857
Midstream Assets	—	—	—	—
Retail and Other	3,701	(2,350)	9,745	(5,004)

Sub-total	937,343	939,674	1,549,339	1,741,022

Eliminations	(18,997)	(2,158)	(21,447)	(2,202)

Total	$918,346	$937,516	$1,527,892	$1,738,820

Operating Income (Loss)
Natural Gas Distribution	$68,413	$69,531	$109,684	$111,717
Energy Services	57,205	(7,741)	102,395	9,936
Midstream Assets	(256)	(118)	(452)	(223)
Retail and Other	(4,420)	(9,726)	(6,277)	(20,279)

Sub-total	120,942	51,946	205,350	101,151

Eliminations	1,070	54	2,047	100

Total	$122,012	$52,000	$207,397	$101,251

Net Income (Loss)
Natural Gas Distribution	$40,476	$41,588	$63,978	$64,662
Energy Services	35,441	(4,540)	63,085	6,342
Midstream Assets	1,514	725	3,390	1,179
Retail and Other	(3,244)	(5,785)	(4,206)	(11,923)

Sub-total	74,187	31,988	126,247	60,260

Eliminations	30	0	(128)	0

Total	$74,217	$31,988	$126,119	$60,260

Net Financial Earnings (Loss)
Natural Gas Distribution	$40,476	$41,588	$63,978	$64,662
Energy Services	23,517	31,078	26,011	40,461
Midstream Assets	1,514	725	3,390	1,179
Retail and Other	(1,496)	(963)	(1,955)	(1,396)

Total	$64,011	$72,428	$91,424	$104,906

Throughput (Bcf)
NJNG, Core Customers	30.0	30.7	49.1	51.1
NJNG, Off System/Capacity Management	22.0	20.1	44.1	32.3
NJRES Fuel Mgmt. and Wholesale Sales	85.0	82.9	164.4	154.0

Total	137.0	133.7	257.6	237.4

Common Stock Data
Yield at March 31	3.6%	3.6%	3.6%	3.6%
Market Price
High	$38.17	$42.37	$38.55	$42.37
Low	$33.49	$29.95	$33.49	$21.90
Close at March 31	$37.56	$33.98	$37.56	$33.98
Shares Out. at March 31	41,290	42,313	41,290	42,313
Market Cap. at March 31	$1,550,852	$1,437,796	$1,550,852	$1,437,796

NATURAL GAS DISTRIBUTION

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer & weather data)	2010	2009	2010	2009
Utility Gross Margin
Operating revenues	$438,753	$469,261	$697,228	$810,169
Less:
Gas purchases	288,814	314,091	444,088	544,543
Energy and other taxes	24,685	29,791	39,217	51,378
Regulatory rider expense	21,208	20,744	34,920	34,305

Total Utility Gross Margin	$104,046	$104,635	$179,003	$179,943

Utility Gross Margin and Operating Income
Residential	$71,878	$72,060	$121,828	$121,747
Commercial, Industrial & Other	16,681	17,966	29,672	31,347
Firm Transportation	12,466	10,420	21,960	18,851

Total Firm Margin	101,025	100,446	173,460	171,945
Interruptible	78	70	162	155

Total System Margin	101,103	100,516	173,622	172,100

Off System/Capacity Management/FRM/Storage Incentive	2,943	4,119	5,381	7,843

Total Utility Gross Margin	104,046	104,635	179,003	179,943

Operation and maintenance expense	26,817	26,836	51,695	51,786
Depreciation and amortization	7,722	7,291	15,382	14,452
Other taxes not reflected in gross margin	1,094	977	2,242	1,988

Operating Income	$68,413	$69,531	$109,684	$111,717

Throughput (Bcf)
Residential	20.5	21.4	32.9	34.7
Commercial, Industrial & Other	4.1	4.7	6.7	7.9
Firm Transportation	4.4	3.9	7.7	6.9

Total Firm Throughput	29.0	30.0	47.3	49.5
Interruptible	1.0	0.7	1.8	1.6

Total System Throughput	30.0	30.7	49.1	51.1

Off System/Capacity Management	22.0	20.1	44.1	32.3

Total Throughput	52.0	50.8	93.2	83.4

Customers
Residential	437,759	439,054	437,759	439,054
Commercial, Industrial & Other	28,303	30,102	28,303	30,102
Firm Transportation	24,094	17,881	24,094	17,881

Total Firm Customers	490,156	487,037	490,156	487,037
Interruptible	45	46	45	46

Total System Customers	490,201	487,083	490,201	487,083

Off System/Capacity Management*	34	32	34	32

Total Customers	490,235	487,115	490,235	487,115

* The number of customers represents those active during the last month of the period.

Degree Days
Actual	2,424	2,578	4,000	4,278
Normal	2,481	2,474	4,145	4,144

Percent of Normal	97.7%	104.2%	96.5%	103.2%

ENERGY SERVICES

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer)	2010	2009	2010	2009
Operating Revenues	$494,889	$472,763	$842,366	$935,857
Gas Purchases	434,537	475,989	731,994	916,666

Gross Margin	60,352	(3,226)	110,372	19,191
Operation and maintenance expense	2,745	3,868	6,978	8,228
Depreciation and amortization	49	51	99	102
Energy and other taxes	353	596	900	925

Operating Income (Loss)	$57,205	($7,741)	$102,395	$9,936

Net Income (Loss)	$35,441	($4,540)	$63,085	$6,342

Financial Margin	$41,086	$55,194	$50,251	$75,153

Net Financial Earnings	$23,517	$31,078	$26,011	$40,461

Gas Sold and Managed (Bcf)	85.0	82.9	164.4	154.0

MIDSTREAM ASSETS

Equity in Earnings of Affiliates	$3,763	$1,352	$7,723	$2,244

Operations and Maintenance Expense	$254	$109	$449	$214

Interest Expense	$827	$33	$1,657	$64

Net Income	$1,514	$725	$3,390	$1,179

RETAIL AND OTHER

Operating Revenues	$3,701	($2,350)	$9,745	($5,004)

Operating (Loss)	($4,420)	($9,726)	($6,277)	($20,279)

Net (Loss)	($3,244)	($5,785)	($4,206)	($11,923)

Net Financial (Loss)	($1,496)	($963)	($1,955)	($1,396)

Total Customers at March 31	145,683	145,398	145,683	145,398

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